EXHIBIT 99.1

Cardtronics Announces Fourth Quarter 2006 Financial Results

HOUSTON, March 8, 2007 (PRIME NEWSWIRE) -- Cardtronics, Inc. ("Cardtronics" or the "Company"), the world's largest non-bank owner/operator of ATMs, today announced its financial results for the quarter ended December 31, 2006.

Fourth Quarter Results

Financial Information

For the fourth quarter of 2006, revenues totaled $74.8 million, representing a 7.2% increase over the $69.8 million in revenues recorded during the fourth quarter of 2005. The Company's adjusted earnings before interest, taxes, depreciation, and amortization ("EBITDA"), which represents EBITDA adjusted for certain items as provided for by the Company's bank credit facility, totaled $13.9 million for the fourth quarter of 2006, representing a 16.8% increase over the $11.9 million in adjusted EBITDA for the same period in 2005. The year-over-year increase in revenues was primarily attributable to an increase in ATM operating revenues in the Company's United Kingdom operations as a result of additional ATM deployments and higher withdrawal transactions per ATM when compared to the same period in 2005. The increase in adjusted EBITDA was primarily due to the growth in the Company's United Kingdom operations, as noted above, and year-over-year growth in the Company's bank and network branding programs. Such increases were partially offset by cost increases in certain areas, including higher selling, general, and administrative costs resulting from the Company's year-over-year growth and various developmental activities.

Adjusted EBITDA is a non-GAAP measure of financial performance. We are required by the terms of our bank credit facility to comply with certain covenants that are based on it.

The Company recorded net income for the fourth quarter of 2006 of $2.4 million, which compares to a net loss of $1.6 million for the same period in 2005. The fourth quarter 2006 results include the recognition of $4.8 million ($3.0 million after-tax) in other income primarily related to settlement proceeds received from Winn-Dixie Stores, Inc., one of the Company's merchant customers, as part of Winn-Dixie's successful emergence from bankruptcy. This amount is not included in the adjusted EBITDA figure quoted above. In connection with this settlement, the Company's ATM operating agreement with Winn-Dixie was amended and extended through January 2016. The terms and conditions of the new ATM operating agreement with Winn-Dixie are confidential but compare favorably with those seen in the Company's other domestic turnkey ATM operating agreements.

Key Statistics (Fourth Quarter)

Average transacting ATMs for the fourth quarter of 2006 totaled 25,417, which represents a decrease of 3.7% when compared to the 26,399 average transacting ATMs during the same period in 2005. This decrease was primarily due to a year-over-year decline in the average number of transacting ATMs operating within the United States (primarily on the merchant-owned side of the business), offset slightly by ATM growth in the United Kingdom and Mexico. Cash withdrawal transactions increased 1.9% to 31.3 million during the fourth quarter of 2006 from 30.7 million during the same period in 2005. This increase was primarily due to higher withdrawal transactions associated with the Company's United Kingdom operations and incremental withdrawal transactions associated with the Company's operations in Mexico, offset somewhat by lower year-over-year withdrawal transactions in the United States as a result of the aforementioned decline in merchant-owned ATMs.

Average cash withdrawal transactions per ATM per month during the fourth quarter of 2006 increased 5.9% to 411 from 388 during the same period in 2005. This increase was primarily due to increased activity in the Company's United Kingdom operations, which have higher average transaction volumes than the Company's domestic operations. Average revenues per ATM per month in the fourth quarter of 2006 increased 10.4% to $937 from $849 in the same period in 2005. This increase was primarily due to growth in our United Kingdom operations and additional growth in the Company's domestic bank and network branding programs. Capital expenditures during the quarter totaled $8.7 million.

Full Year Results

Financial Information

Revenues totaled $293.6 million for the year ended December 31, 2006, representing an increase of 9.1% over the $269.0 million in revenues recorded during the year ended December 31, 2005. Adjusted EBITDA totaled $52.9 million for the year ended December 31, 2006, representing a 17.0% increase over the $45.2 million in adjusted EBITDA for the same period in 2005. The year-over-year increases in revenues and adjusted EBITDA were primarily driven by the Company's acquisition of Bank Machine Limited in May 2005, as well as continued growth in the number of ATMs and higher overall withdrawal transactions per ATM associated with the Company's United Kingdom operations. Additionally, increased revenues associated with the Company's bank and network branding programs contributed to the year-over-year increases in revenues and adjusted EBITDA.

The Company incurred a net loss of $0.3 million for the year ended December 31, 2006, compared to a net loss of $2.4 million for the same period in 2005. The decreased loss in 2006 was primarily due to the aforementioned settlement received from Winn-Dixie, which was partially offset by additional interest, depreciation, and amortization expense amounts associated with the Company's 2005 acquisitions, as well as higher operating and selling, general and administrative costs, as previously discussed.

Key Statistics (Full Year)

Average transacting ATMs for the year ended December 31, 2006 totaled 25,778, which represents a decrease of approximately 1.5% when compared to the 26,164 average transacting ATMs during the same period in 2005. Cash withdrawal transactions increased 5.1% to 125.1 million for the year ended December 31, 2006 from 119.0 million during the same period in 2005. The decline in the year-over-year ATM count was the result of a decrease in the average number of transacting ATMs operating within the United States (primarily on the merchant-owned side of the business), as previously noted, which was partially offset by an increase in average transacting ATMs in the Company's operations in the United Kingdom and Mexico. The increase in year-to-date cash withdrawal transactions was primarily driven by the same factors that contributed to the quarterly year-over-year increase, as noted above, and the fact that the prior year withdrawal transactions for the Company's United Kingdom operations only included transactions subsequent to the May 2005 Bank Machine acquisition date.

Average cash withdrawal transactions per ATM per month for the year ended December 31, 2006 increased 6.6% to 404 from 379 during the same period in 2005. This increase was primarily due to the Company's United Kingdom operations, which have higher average transaction volumes than the Company's domestic operations and were in place for the full year-to-date period in 2006. Average revenues per ATM per month for the year ended December 31, 2006 increased 10.1% to $908 from $825 in the same period in 2005. This increase was primarily driven by the growth in our United Kingdom operations, as well as our domestic bank and network branding programs, as previously noted. Capital expenditures during the year ended December 31, 2006 totaled $34.7 million.

"By all accounts, 2006 was a very successful year for Cardtronics," commented Jack Antonini, Chief Executive Officer of Cardtronics. "Domestically, we gained a tremendous amount of acceptance in the financial community with respect to our bank and network branding offerings, more than doubling the number of bank branded ATMs in our portfolio and increasing the number of financial institutions participating in the Allpoint surcharge-free network by over 90%. Internationally, we increased our ATM count in the United Kingdom by nearly 30% in 2006, which helped pave the way for the record financial results that we realized from those operations during the year. Additionally, we entered the Mexico ATM market in February 2006 and have since added a number of high-profile retail accounts to our Mexico operations, which provide very attractive growth opportunities in that market. Looking ahead, we expect 2007 to be another year of significant investment for Cardtronics as we look to take advantage of these trends in each of our respective markets."

Key Highlights

Events since the Company's third quarter earnings release include the following:

 * The signing of ING Direct, the nation's largest direct bank and fourth-largest thrift bank with $65.0 billion in assets under management, to the Allpoint nationwide surcharge-free network.

 * The successful resolution of the Winn-Dixie bankruptcy contingency, including the receipt of nearly $5.0 million in bankruptcy settlement proceeds and the commencement of a new long-term ATM placement agreement between the parties.

 * The signing of a multi-year bank branding agreement with HSBC to brand 33 ATMs in Walgreens locations in Connecticut.

 * The successful rollout of over 50 new ATM locations in Mexico.

 * The addition of two seasoned executives to the Company's Financial
   Services division, including Bob Colabrese as Senior Vice President of Sales and Bill Knoll as Senior Vice President of Business
   Development and Product Management.

Guidance for Fiscal 2007

The Company currently expects revenues of $310.0 to $325.0 million, gross profits of $79.0 to $83.0 million, and adjusted EBITDA of $53.0 to $57.0 million for the year ending December 31, 2007. This EBITDA range reflects an anticipated increase of approximately $5.0 million in selling, general, and administrative (SG&A) expenses as the Company looks to bring on additional personnel and incur additional costs during 2007 to support future growth initiatives. The Company will launch a series of new initiatives in 2007 with the general objective of becoming a more important retail marketing and distribution partner to major banks. These new initiatives are expected to further expand the Company's bank branding efforts and should provide a foundation for new revenue streams, including those from potential bank outsourcing arrangements. The centerpiece of this effort is the development of in-house ATM transaction processing capabilities, and also includes the expansion of the Company's sales force to effectively market and sell the Company's anticipated new offerings. While the Company anticipates incremental cost savings from moving its transaction processing capabilities in-house, such savings are expected to be more than offset in 2007 by the incremental personnel costs associated with the Company's new initiatives. Included in the planned increase in SG&A costs is approximately $2.0 million associated with certain regulatory and IT infrastructure improvement projects, including Sarbanes-Oxley compliance.

The Company expects capital expenditures to total approximately $55.0 million in 2007, net of minority interest. This amount reflects growth capital spending in the United States that is similar to last year's, and a significant increase in growth spending in the rapidly-growing United Kingdom and Mexico markets. The 2007 capital expenditure range referenced above also includes $14.0 million in one-time Triple DES compliance upgrade costs in the United States, which will conclude the Company's Triple DES upgrade efforts.

Non-GAAP Financial Information

Adjusted EBITDA is not intended to represent cash flows from operations as defined by GAAP in the United States and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. While EBITDA is frequently used as a measure of operating performance and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. Adjusted EBITDA, as presented herein, is calculated in the manner similar to that in our bank credit facility and, as such, is not comparable to other similarly titled captions of other companies. The Company believes that referencing Adjusted EBITDA will be helpful to our investors, as we believe it is used by the lenders under our bank credit facility in their evaluation of the Company.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. They include, among other things, trends within the ATM industry; proposed new programs and initiatives; expectations that regulatory developments or other matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including risks and uncertainties relating to reliance on third parties for cash management services; increased regulation and regulatory uncertainty; trends in ATM usage; decreases in the number of ATMs we can place with our top merchants; increased industry competition; our ability to continue to execute our growth strategies; risks associated with the acquisition of other ATM networks; risks associated with the conversion of our ATMs to our in-house processing platform; changes in interest rates; declines in, or system failures that interrupt or delay, ATM transactions; changes in the ATM transaction fees we receive; changes in ATM technology; changes in foreign currency rates; and general and economic conditions in the markets in which we conduct our operations.

You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which, such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

About Cardtronics

Headquartered in Houston, Texas, Cardtronics is the world's largest non-bank owner/operator of ATMs with more than 25,000 locations. We operate in every major U.S. market, at over 1,300 locations throughout the UK, and at 350 locations in Mexico. Major merchant-clients include A&P(r), Albertson's(r), Hess Corporation(r), Barnes & Noble(r) College Bookstores, BP(r) Amoco, Chevron(r), Costco(r), CVS(r)/pharmacy, ExxonMobil(r), Duane Reade(r), Rite Aid(r), Sunoco(r), Target(r) and Walgreens(r). Cardtronics also works closely with financial institutions across the U.S., including Chase(r), HSBC(r), Sovereign Bank(r), Wachovia(r), and Washington Mutual(r), to brand ATMs in these major merchants and provide convenient access for their customers and the ability to preserve and expand their markets. For more information about Cardtronics, please visit http://www.cardtronics.com/.

The Cardtronics logo is available at http://www.primezone.com/newsroom/prs/?pkgid=991

                  Cardtronics, Inc. and Subsidiaries
                Consolidated Statements of Operations
      Three and Twelve Months Ended December 31, 2006 and 2005
                           (in thousands)
                             (unaudited)

                           Three Months Ended    Twelve Months Ended
                              December 31,          December 31,
                          ------------------------------------------
                             2006       2005       2006       2005
                          ---------  ---------  ---------  ---------
 Revenues:
   ATM operating
    revenues              $  71,443  $  67,248  $ 280,985  $ 258,979
   ATM product sales
    and other revenues        3,402      2,529     12,620      9,986
                          ---------  ---------  ---------  ---------
    Total revenues           74,845     69,777    293,605    268,965
 Cost of revenues:
   Cost of ATM
    operating revenues       52,625     51,068    209,850    199,767
   Cost of ATM product
    sales and other
    revenues                  3,301      2,705     11,443      9,681
                          ---------  ---------  ---------  ---------
    Total cost
     of revenues             55,926     53,773    221,293    209,448
    Gross profit             18,919     16,004     72,312     59,517
 Operating expenses:
  Selling, general
   and administrative
   expenses:
      Stock-based
       compensation             228        131        828      2,201
      Other selling,
       general and
       administrative
       expenses               5,730      4,522     20,839     15,664
   Depreciation and
    accretion expense         4,523      4,421     18,595     12,951
   Amortization expense       2,373      3,291     11,983      8,980
                          ---------  ---------  ---------  ---------
    Total operating
     expenses                12,854     12,365     52,245     39,796
 Income from operations       6,065      3,639     20,067     19,721
 Other (income) expense:
   Interest expense, net      5,950      5,475     23,143     15,485
   Amortization and
    write-off of
    deferred financing
    costs and bond
    discount                    353        357      1,929      6,941
   Minority interest
    in subsidiary               (97)        --       (225)        15
   Other (income) loss       (4,021)       101     (4,761)       968
                          ---------  ---------  ---------  ---------
    Total other expense       2,185      5,933     20,086     23,409
 Income (loss) before
  income taxes                3,880     (2,294)       (19)    (3,688)
 Income tax provision
  (benefit)                   1,525       (725)       308     (1,270)
                          ---------  ---------  ---------  ---------
 Net income (loss)        $   2,355  $  (1,569) $    (327) $  (2,418)
                          =========  =========  =========  =========

                  Cardtronics, Inc. and Subsidiaries
                     Consolidated Balance Sheets
                   As of December 31, 2006 and 2005
                            (in thousands)
                              (unaudited)

                                December 31,   December 31,
                                    2006          2005
                                 ---------      ---------
 Assets
 Current assets:
   Cash and cash equivalents     $   2,718      $   1,699
   Accounts and notes
    receivable, net                 14,848          9,746
   Inventory                         4,444          2,747
   Prepaid, deferred
    costs, and other
    current assets                  10,861          4,244
   Restricted cash,
    short-term                         883          4,232
   Deferred tax asset                  430          1,105
                                 ---------      ---------
 Total current assets               34,184         23,773
 Restricted cash                        34             33
 Property and equipment, net        86,668         74,151
 Intangible assets, net             67,763         75,965
 Goodwill                          169,563        161,557
 Prepaid and other assets            9,510          8,272
                                 ---------      ---------
     Total assets                $ 367,722      $ 343,751
                                 =========      =========
 Liabilities and
  Stockholders' Deficit
 Current liabilities:

   Current portion of
    long-term debt               $     194      $   3,168
   Current portion of
    other long-term
    liabilities                      2,458          2,251
   Accounts payable and
    other accrued
    and current
    liabilities                     51,550         42,438
                                 ---------      ---------
 Total current liabilities          54,202         47,857
 Long-term liabilities:
   Long-term debt, net
    of current portion             252,701        244,456
   Deferred tax
    liability, net                   7,284          9,800
   Other long-term
    liabilities and
    minority interest
    in subsidiary                   13,905         14,393
                                 ---------      ---------
 Total liabilities                 328,092        316,506
 Redeemable preferred
  stock                             76,594         76,329
 Stockholders' deficit             (36,964)       (49,084)
                                 ---------      ---------
     Total liabilities
      and stockholders'
      deficit                    $ 367,722      $ 343,751
                                 =========      =========

                Cardtronics, Inc. and Subsidiaries
                       Key Operating Metrics
      Three and Twelve Months Ended December 31, 2006 and 2005
                            (unaudited)

                    Three Months Ended        Twelve Months Ended
                       December 31,               December 31,
                    2006         2005          2006         2005
                ------------ ------------- ------------- ------------

 Average
  number of
  transacting
  ATMs               25,417        26,399        25,778        26,164
 Monthly
  withdrawal
  transactions
  per ATM               411           388           404           379
 Total
  withdrawal
  transactions   31,321,723    30,739,718   125,078,143   118,960,461
 Total
  transactions   44,268,660    41,698,961   172,808,148   156,851,207

 Per ATM amounts
  (per month):

   Operating
    revenues   $        937  $        849  $        908  $        825
   Operating
    expenses            690           645           678           636
               ------------  ------------  ------------  ------------
 ATM operating
  gross profit $        247  $        204  $        230  $        189
               ============  ============  ============  ============

 ATM operating
  gross margin         26.4%         24.0%         25.3%         22.9%

 Capital
  expenditures,
  excluding
  acquisitions
  (000s)       $      8,711  $      4,438  $     34,732  $     31,926

                  Cardtronics, Inc. and Subsidiaries
   Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
       Three and Twelve Months Ended December 31, 2006 and 2005
                              (in thousands)
                                (unaudited)

                          Three Months Ended    Twelve Months Ended
                            December 31,            December 31,
                          2006        2005        2006        2005
                        --------    --------    --------    --------

 Net income (loss)      $  2,355    $ (1,569)   $   (327)   $ (2,418)
 Interest expense
  (including
  amortization
  and write-offs
  of deferred
  financing costs
  and bond discount)       6,303       5,832      25,072      22,426
 Income tax
  expense (benefit)        1,525        (725)        308      (1,270)
 Depreciation and
  accretion expense        4,523       4,421      18,595      12,951
 Amortization expense      2,373       3,291      11,983       8,980
                        --------    --------    --------    --------
 EBITDA                   17,079      11,250      55,631      40,669
 Stock compensation
  expense (includes
  amounts reflected
  in cost of ATM
  operating revenues)        244         131         879       2,373
 Acquisition related
  transition costs          (110)        192          --         913
 Other (income)
  loss (a)                (4,021)        101      (4,761)        968
 Minority interest           (45)         --         (61)        (15)
 Other adjustments           744         242       1,247         274
                        --------    --------    --------    --------
 Adjusted EBITDA        $ 13,891    $ 11,916    $ 52,935    $ 45,182
                        ========    ========    ========    ========

 (a) Other (income) loss for the three and twelve months ended
     December 31, 2006, includes $4.8 million in pre-tax income related to the receipt of cash and equity securities awarded to
     Cardtronics pursuant to the bankruptcy plan of reorganization of
     Winn-Dixie Stores, Inc., one of the Company's merchant customers
     Also included in other (income) loss for the twelve months ended
     December 31, 2006, is $1.6 million in pre-tax income related to certain termination payments received from two of the Company's merchant customers. Both the bankruptcy proceeds and termination payment amounts have been excluded from the calculation of
     Adjusted EBITDA, as shown above. The remaining difference between these amounts and the other (income) loss amounts reflected in the table above is primarily related to losses on the disposal of fixed assets.

CONTACT:  Cardtronics, Inc.
          J. Chris Brewster, Chief Financial Officer
            (281) 892-0128
            cbrewster@cardtronics.com
          Tres Thompson, Chief Accounting Officer
            (281) 892-0137
            tthompson@cardtronics.com